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                                  EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Southwest Bancorp, Inc. on Form S-2 of our report dated January 27, 1997, included and incorporated by reference in the Annual Report on Form 10-K of Southwest Bancorp, Inc. for the year ended December 31, 1996, and to the use of our report dated January 27, 1997, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



Oklahoma City, Oklahoma
May 9, 1997